Exhibit 4(l)

AMENDMENT NO. ELEVEN
TO THE
ATMOS ENERGY CORPORATION
RETIREMENT SAVINGS PLAN AND TRUST
EFFECTIVE JANUARY 1, 1999

     WHEREAS, ATMOS ENERGY CORPORATION (the “Company”) has heretofore amended and restated the Atmos Energy Corporation Retirement Savings Plan and Trust Effective January 1, 1999 (the “Plan”), and has thereafter, from time to time amended the Plan; and

     WHEREAS, the Company desires to amend the Plan in order to reflect final and temporary regulations under Section 401(a)(9) of the Internal Revenue Code of 1986, as amended (the “Code”), published on April 17, 2002. This amendment is intended as good faith compliance with the requirements of the final and temporary regulations under Code Section 401(a)(9).

     NOW, THEREFORE, pursuant to Section 10.01 of the Plan, Atmos Energy Corporation does hereby amend the Plan, effective as of January 1, 2003, as follows:

     1. Effective January 1, 2003, Section 6.04 is amended, by adding the following new Section 6.04(h) at the end said Section:

(h)	Minimum Distribution Requirements

(1)	General Rules

(A)	Effective Date. The provisions of this Section 6.04(h) will apply for purposes of determining the minimum required distributions for calendar years beginning on or after January 1, 2003.

(B)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(C)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.04(h) will be determined and made in accordance with the Section 1.401(a)(9)-1 through 9 of the Treasury Regulations.

(2)	Time and Manner of Distribution

(A)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant, but before distributions to the surviving spouse begin, this Subsection 6.04(h)(2)(B), other than Subsection 6.04(h)(2)(B)(i) above, will apply as if the surviving spouse were the Participant.

For purposes of Subsection 6.04(h)(2)(B) above, and Section 6.04(h)(4), unless Subsection 6.04(h)(2)(B)(iv) above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 6.04(h)(2)(B)(iv) above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 6.04(h)(2)(B)(i) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection 6.04(h)(2)(B)(i) above), the date distributions are considered to begin is the date distributions actually commence.

(C)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 6.04(h)(3) and 6.04(h)(4). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations issued thereunder.

(3)	Minimum Required Distribution During Participant’s Lifetime

(A)	Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(i)	the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(B)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Minimum required distributions will be determined under this Section 6.04(h)(3) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(4)	Minimum Required Distributions After Participant’s Death

(A)	Death on or after date distributions begin.

(i)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(I)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(III)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	Death before date distributions begin

(i)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Subsection 6.04(h)(4)(A) above.

(ii)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and if the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection
6.04(h)(2)(B)(i), this Subsection 6.04(h)(4)(B) will apply as if the surviving spouse were the Participant.

(5)	For purposes of this Section 6.04(h), the following terms shall have the following meanings:

(A)	“Designated Beneficiary” means the individual who is designated as the beneficiary under Section 6.05 of the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

(B)	“Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection 6.04(h)(2)(B) above. The minimum required distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The minimum required distribution for other distribution calendar years, including the minimum required distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(C)	“Life Expectancy” shall mean the life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(D)	“Participant’s Account Balance” shall mean the balances in the Participant’s various accounts under the Plan as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or any forfeitures allocated to the account balances as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balances for the valuation calendar year include any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(E)	“Required Beginning Date” shall mean the date specified in Section 6.04(b)(2) of the Plan.

     IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. ELEVEN TO THE ATMOS ENERGY CORPORATION RETIREMENT SAVINGS PLAN AND TRUST EFFECTIVE JANUARY 1, 1999 to be executed in its name on its behalf this 30th day of December, 2003.

ATMOS ENERGY CORPORATION
By:	/s/ ROBERT W. BEST
Robert W. Best
Chairman, President and Chief Executive Officer

5